Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CAMBER ENERGY ANNOUNCES LEADERSHIP CHANGES

Azar Appointed to Succeed Schnur as Interim Chief Executive Officer; Appoints Schleizer as Interim Chief Financial Officer

HOUSTON, TEXAS – June 5, 2017 – Camber Energy, Inc. (NYSE MKT: CEI) (“Camber Energy” or the “Company”) today announced that Mr. Anthony C. Schnur has resigned as Chief Executive Officer and as a member of the Board. Effective immediately, the Board of Directors has named current board member, Mr. Richard N. Azar II as Interim Chief Executive Officer.

The Company also announced that it has appointed Mr. Robert Schleizer as Interim Chief Financial Officer. Mr. Schleizer has over 30 years of financial and operational experience serving private and public companies in financial and organizational structuring, crisis management, acquisitions and divestitures, and equity and debt financings across multiple industries. He is a co-founder of BlackBriar Advisors, LLC, a business renewal and acceleration firm, where he has served as Managing Partner since 2010. Prior to BlackBriar, Mr. Schleizer provided restructuring and refinancing financial advisory services as a Managing Director for BBK and as a Partner at Tatum LLC. He holds a Bachelor of Science in Accounting from Arizona State University and is a Certified Insolvency Restructuring Advisor and Certified Turnaround Professional.

As previously reported, the Company is actively engaged in the process of implementing a cost reduction program to significantly reduce overall general and administrative costs. Camber Energy continues to progress its plan to comply with lender obligations and to return the Company to positive cash flow generation. By taking these proactive steps, Camber Energy intends to effect meaningful change to improve its financial performance and enhance its liquidity and capital resources.

“On behalf of the Board, we would like to thank Tony for his leadership and wish him the best in his future endeavors,” said Mr. Fred S. Zeidman, Chairman of Camber Energy. “We would also like to thank Messrs. Azar and Schleizer for stepping in on an interim basis to quickly deliver on our financial improvement initiatives while working to strengthen our Company, drive cash flow and create value for our shareholders. Camber’s Board and management team are committed to taking immediate and rapid action to streamline the Company, which is consistent with its new strategic plan to improve its capital structure and business model.”

About Camber Energy, Inc.

Camber Energy (NYSE MKT: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil and natural gas in the Austin Chalk and Eagle Ford formations in south Texas, the Permian Basin in west Texas, and the Hunton formation in central Oklahoma. The Company changed its name from Lucas Energy, Inc. to Camber Energy, Inc. effective January 5, 2017, and on April 27, 2017, Camber announced that it would be relocating its corporate headquarters to San Antonio, Texas.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “if,” “intend,” “would,” “probable,” “project,” “forecasts,” “outlook,” “aim,” “might,” “likely” “positioned,” “strategy,” “continue,” “potential,” “ensure,” “should,” “confident,” “could” and similar words and expressions, and the negative thereof, and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber Energy believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release, including our ability to obtain the funds necessary to participate in future drilling opportunities at Arrowhead; our ability reduce operating costs and comply with covenants in our debt obligations; our ability to generate cash flow to fund our operations; our ability to raise additional capital at acceptable terms; anticipated trends in our business; our ability to repay outstanding loans and satisfy our outstanding liabilities; our liquidity and ability to finance our exploration, acquisition and development strategies; market conditions in the oil and gas industry; the timing, cost and procedure for future acquisitions; our financial position, business strategy and other plans and objectives for future operations; and other risks described in Camber Energy’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available on its website or at http://www.sec.gov.

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